FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

               THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") entered into as of the 31st day of December, 1999 by and between JUST-RITE SUPPLY, INC.,a Florida corporation, IMPERIAL INDUSTRIES, INC., a Delaware corporation, A & R SUPPLY, INC., a Florida corporation, A & R OF FOLEY, INC., a Florida corporation, A & R OF DESTIN, INC., a Florida corporation, RONALD A. JOHNSON, RITA E. WARD and JAIME E. GRANAT.

                                 R E C I T A L S
                                 ---------------

               A. Buyer, the Company and the Shareholders entered into a Asset Purchase Agreement dated as of December 31, 1999 (the "Agreement") whereby Buyer agreed to acquire certain of the Assets of the Companies (the "Transaction");

               B. The parties hereto desire to amend the Agreement on the terms and conditions set forth herein.

               NOW THEREFORE, in consideration of the mutual benefits to be derived therefrom and of the respective mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

               1. Recitations. The above recitations are true and correct and are incorporated herein by this reference.

               2. Definitions. All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

               3. Amendment. All references in the Agreement to A & R Supply of Foley, Inc., an Alabama corporation shall be amended to refer to A & R of Foley, Inc. a Florida corporation.

               4. Remaining Terms and Conditions. Except as modified herein, the terms and conditions of the Agreement and Plan of Dissolution are to remain in full force and effect.

               IN WITNESS WHEREOF the undersigned parties have executed this Amendment as of the date set forth above.

                                      JUST-RITE SUPPLY, INC.,a Florida
                                      corporation,


                                      By: /s/ HOWARD EHLER
                                      --------------------
                                          HOWARD EHLER
                                          Executive Vice President

                                      IMPERIAL INDUSTRIES, INC., a Delaware
                                      corporation



                                      By: /s/ HOWARD EHLER
                                      --------------------
                                          HOWARD EHLER
                                          Executive Vice President



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                                      A & R SUPPLY, INC., a Florida corporation,



                                      By: /s/ RONALD A. JOHNSON
                                      -------------------------
                                              RONALD A. JOHNSON, President


                                      A & R OF FOLEY, INC., a Florida
                                      corporation,



                                      By:  /s/ RONALD A. JOHNSON
                                      --------------------------
                                               RONALD A. JOHNSON, President

                                      A & R OF DESTIN, INC., a Florida
                                      corporation



                                      By:  /s/ RONALD A. JOHNSON
                                      --------------------------
                                               RONALD A. JOHNSON, President


                                           /s/ RONALD A. JOHNSON
                                      --------------------------
                                               RONALD A. JOHNSON


                                           /s/ RITA E. WARD
                                      --------------------------
                                               RITA E. WARD


                                           /s/ JAIME E. GRANAT
                                      --------------------------
                                               JAIME E. GRANAT

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